Exhibit 99.1

BancTrust Financial Group, Inc.

**** IMPORTANT ****

Dear BancTrust Financial Shareholder:

We recently mailed proxy materials to you for the Special Meeting of Stockholders to be held on October 11, 2007, and according to our records, your vote has not been received.

Your vote in support of the merger is very important

Because of the importance of the matter to be voted upon, we have determined the need to send this reminder notice out to all holders that are still unvoted and urge you to vote your proxy immediately. Please sign and send back the enclosed proxy card in the envelope provided as soon as possible.

With the Special Meeting just weeks away on October 11, we urge you to vote in support of our proposed merger.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., Inc. at
800-607-0088.

Best Regards,

F. Michael Johnson
Secretary